UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Washington	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5728 Bedford Street
Pasco, Washington 99301
(Address of principal executive offices)  (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	(1)	On September 24, 2009, Jonathan R. Hunt was appointed by the Board of Directors as Chief Financial Officer and Treasurer of the Company.

(2)          Mr. Hunt is 42 years old.  Mr. Hunt is a Certified Public Accountant in the State of Arizona and the State of California.  Mr. Hunt has over fifteen years of finance, accounting, and systems experience in a variety of industries.  Since 2006, Mr. Hunt has served as the Chief Financial Officer of IsoRay, Inc. (AMEX: ISR).  Mr. Hunt held the position of Assistant Corporate Controller for Hypercom Corporation (NYSE: HYC) from 2005 to 2006, numerous positions with Circle K Corporation/ConocoPhillips/Phillips 66/Tosco Corporation (NYSE: COP) from 2000 to 2005, Chief Financial Officer of Arthur International, Inc. in 2000, and Business Assurance Manager at PricewaterhouseCoopers LLP from 1992 to 1999.  Mr. Hunt does not hold any shares of the Registrant.  In 1991, he earned his Bachelor of Science, Accountancy and his Masters of Accountancy from Brigham Young University.

(3)          Mr. Hunt is employed under the terms of a standard offer of employment and will not be provided an employment agreement.  His first day with the Company will be October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: September 29, 2009	By:	/s/ Matthew J. Hammer
	Name:	Matthew J. Hammer
	Title:	Chief Executive Officer